Exhibit 10.1

2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

OF

NOBLE ENERGY, INC.

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the          day of                              , by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                    (“Director”),

WITNESSETH THAT:

WHEREAS, the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “Plan”) as adopted by the Board of Directors of the Company and approved by the stockholders of the Company to be effective as of April 26, 2005 (said Plan, as in effect from time to time, the “Plan”), provides for the grant of options to purchase shares of the Company’s common stock, par value $3.33-1/3 per share (“Common Stock”), to the Company’s Non-Employee Directors (as defined in the Plan) upon the terms and conditions specified under the Plan; and

WHEREAS, Director is a Non-Employee Director of the Company who has been granted an option to purchase shares of Common Stock pursuant to the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows with respect to such option:

1.             Grant of Option, Option Period and Terms of Exercise of Option.  The Company hereby grants to Director the option to purchase, as hereinafter set forth,                  shares of Common Stock at the price of $                   per share, for a period commencing one year from the date of this Agreement and terminating on the first to occur of (i) the expiration of ten years from the date of this Agreement and (ii) the date on which Director’s service as a director of the Company terminates for any reason; provided, however, that:

(a)           If Director ceases to be a director of the Company on account of Director’s (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate (as defined in the Plan), this option shall automatically terminate and be of no further force or effect as of the date Director’s directorship terminated;

(b)           If Director dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors of the Company in its discretion) while a director of the Company, or Director ceases to be a regular director of the Company because of age in accordance with the mandatory retirement provisions of Article III of the By-Laws of the Company, this option shall become exercisable in full and may be exercised prior to the earlier of (i) the expiration of five years after such death or disability, or (ii) the expiration of the exercise period applicable to this option, but not thereafter, by Director, the executor or administrator of the estate of Director, or by the person or persons who shall have acquired this option by bequest or inheritance or permitted transfer, as the case may be;

(c)           If the directorship of Director is terminated within the exercise period applicable to this option for any reason other than a reason specified in subparagraphs (a) and (b) of this paragraph 1, this option may be exercised, to the extent Director was able to do so at the date of termination of the directorship, prior to the earlier of (i) the expiration of five years after such termination, or (ii) the expiration of the exercise period applicable to such Option, but not thereafter; or

(d)           If a Change in Control (as defined below) occurs while Director is a director of the Company, this option shall become exercisable in full and may be exercised prior to the expiration of the exercise period applicable to this option, but not thereafter.  For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

(1)           individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(2)           the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(3)           the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

(4)           any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (i) the then outstanding shares of Common Stock, or (ii) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company.  Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.

Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of subparagraph (4) of this paragraph 1(d) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes subparagraph (4) of this paragraph 1(d).

This option is a nonqualified stock option and will not be treated as an incentive stock option qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

3.             Agreement of Director Regarding Directorship.  Director hereby agrees to continue to serve the Company as a director for a period of at least one year from the date hereof at the retainer rate and fee schedule in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish, unless Director dies or becomes disabled or subject to the mandatory retirement provisions of Article III of the By-laws of the Company.

4.             Requirement of Directorship.  Except as provided in paragraph 1 hereof, the option granted hereby may not be exercised unless Director is at the time of exercise serving as a director of the Company.

5.             Exercise of Option.  This option may be exercised by written notice signed by Director and delivered to the President of the Company or sent by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President) at its corporate office in Houston, Texas.  Such notice shall state the number of shares as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such shares.  Any such notice shall be deemed given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated.  Promptly after demand by the Company, Director shall pay to the Company an amount equal to any applicable withholding taxes due in connection with the exercise of this option.  Payment of the purchase price of the shares and payment of any applicable withholding taxes can be accomplished under the broker-assisted exercise program administered by the Company’s designee, if any, then in effect.

6.             Delivery of Certificates Upon Exercise of Options.  Delivery of a certificate or certificates representing the purchased shares of common stock of the Company shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such shares under any law or governmental rule or regulation or list such shares on any exchange that it deems desirable or necessary.

7.             Adjustments Upon Change in Common Stock.  In the event that before delivery by the Company of all the shares in respect of which this option is hereby granted, the Company shall have effected a common stock split or dividend payable in common stock, or the outstanding common stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the option hereby granted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.  In the event of a reclassification of stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, it is agreed that the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the option hereby granted.

8.             Transferability.  The option evidenced hereby is not transferable by Director other than (i) by will or the laws of descent and distribution or (ii) to a permitted transferee (as defined in the Plan) in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOBLE ENERGY, INC.

By:
Charles. D. Davidson
Chairman, President and CEO

DIRECTOR

Director Signature

Director Printed Name